UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

Versartis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Bohannon Drive, Suite 250 Menlo Park, California		94025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 963-8580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Salary and Bonus Target Increases

On June 11, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Versartis, Inc. (the “Company”) approved (a) an increase in the base salary, (b) an increase in the target annual bonus as a percentage of salary, (c) grants of options (the “Options”) and (d) grants of restricted stock units (the “RSUs”) for each of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), as set forth in the table below. The increases in base salary will become effective July 1, 2014. The Options and RSUs were granted pursuant to the Company’s 2014 Equity Incentive Plan (the “Plan”).

Named Executive Officer	Title	Salary	Bonus Target	Options	RSUs
Jeff Cleland	Chief Executive Officer	$460,000.00	50%	100,000 (1)	30,000 (2)
Joshua Brumm	Chief Financial Officer	$340,000.00	40%	32,000 (1)	15,000 (2)
Paul Westberg	Senior Vice President, Corporate Development	$280,000.00	35%	25,000 (1)	7,500 (2)

(1)	The shares underlying this award shall vest as follows: 1/48th of the shares subject to the award vest monthly following the vesting commencement date, subject to the officer’s continuous service on each applicable vesting date. The vesting commencement date for the awards is the date of grant.
(2)	The shares underlying this award shall vest as follows: 25% of the shares subject to the award shall vest on each of the first, second, third and fourth anniversaries of the vesting commencement date. The vesting commencement date of the awards is the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versartis, Inc.
Dated: June 13, 2014

	By:	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer